Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 2, 2022, in the Registration Statement on Form F-4 and the related prospectus of Freightos Limited, with respect to the consolidated financial statements of Freightos Limited.

December 9, 2022	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global